EXHIBIT 4e

                    AGREEMENT FOR NONQUALIFIED STOCK OPTIONS
                              FOR CLINICAL ADVISOR

     THIS OPTION AGREEMENT (the "Agreement") is made and entered into effective as of the __ day of ____, _____, by and between Atrion Corporation, a Delaware corporation (the "Company"), and ____________________________, a Clinical
Advisor (the "Participant").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Participant is currently serving as a Clinical Advisor for Quest Medical, Inc. ("Quest"), a wholly-owned subsidiary of the Company; and

     WHEREAS, the Company desires to encourage the Participant to own shares of common stock of the Company ("Shares") and to give the Participant an added incentive to advance the interests of the Company.

     NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Subject to the execution of this Agreement, the Company has granted to the Participant an option (the "Option") to purchase from the Company such number of whole Shares as is set forth on Exhibit A attached hereto from the authorized and unissued common stock of the Company, or from the treasury stock of the Company, at and for the price set forth on Exhibit A attached hereto (the "Option Price"). The Option has been designated as a nonqualified stock option.

     2. The Option shall be exercised by delivery to the Company at its principal office of written notice of the Participant's intent to exercise the Option with respect to the number of Shares then being purchased, accompanied by payment in full to the Company of the amount of the Option Price for the number of Shares then being purchased. The Option Price upon exercise of the Option shall be payable to the Company (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value (as defined below) at the time of exercise equal to the aggregate Option Price or (c) by a combination of (a) and (b). The Option Price shall be paid directly by the Participant; however, if the exercise of the Option is in accordance with
Section 220.3(e) of Regulation T promulgated by the Board of Governors of the Federal Reserve System (a "cashless exercise"), the Option Price may be paid directly by a registered broker-dealer for the account of the Participant. The term "Fair Market Value" means, as of any date, the closing sales price of a Share on such date as reported by (a) any national securities exchange on which the Shares are actively traded or (b) The Nasdaq Stock Market or, if no Shares are traded on such exchange or system on such date, then on the next preceding date on which any Shares were traded on such exchange or system.

     3. The Option may be exercised and Shares may be purchased by the Participant as the result of such exercise only during the term set forth on Exhibit A attached hereto; provided, however, that in no event shall the total number of Shares purchased hereunder pursuant to the


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

exercise of the Option exceed the number set forth on Exhibit A attached hereto, as the same may be adjusted in accordance with Paragraph 8 hereof, and in no event shall the period for exercising the Option exceed ten (10) years from the date of the grant of the Option. Exercise of the Option is subject to the following additional terms and conditions:

               (a) In the event the Participant ceases to be a Clinical Advisor other than as a result of the Participant's death, the Option may be exercised at any time after the date of such cessation and before the earlier of (i) three (3) months and (ii) the expiration date of the Option.

               (b) In the event the Participant ceases to be a Clinical Advisor by reason of the Participant's death, the Option may be exercised at any time after the date of Participant's death and before the earlier of (i) six (6) months after the date of Participant's death and (ii) the expiration date of the Option.

     4. In case of any exercise of the Option, this Agreement, accompanied by payment of the full purchase price for the Shares then being purchased as provided in Paragraph 2 above, shall be surrendered to the Company. The Company will thereupon cause to be issued and delivered to the participant (or, in the event of a cashless exercise, to the Participant's broker-dealer), as soon as reasonably practicable, a certificate or certificates representing the Shares so purchased and fully paid for. In the event of a partial exercise, the Company will endorse on Exhibit B attached hereto the fact that the Option has been partially exercised on such date, setting forth the extent of such exercise, and return this Agreement to the Participant.

     5. The Option is personal to the Participant and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution, and is exercisable during the participant's lifetime only by the Participant. To the extent the Option is not exercised, the Shares covered hereby shall be considered released to the Company.

     6. The Option is in all respects subject to and shall be governed and determined by any rules which might be adopted by the Board of Directors of the Company with respect thereto to the same extent and with the same effect as if set forth fully herein.

     7. This Agreement shall terminate no later than ten (10) years from the date of grant of the Option.

     8. In the event of any change in corporate capitalization, such as a stock dividend or stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code) or any partial or complete liquidation of the Company, such adjustment shall be made in the number, class and price of Shares subject to the Option as may be determined to be appropriate and equitable by the Board of Directors of the Company, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to the Option shall always be a whole number.


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

     9. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles. Any invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     10. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, legal representatives, heirs and successors in interest.

     11. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall together constitute and be one and the same instrument.

     12. Upon demand by the Company, the Participant agrees to deliver to the Company at the time of any complete or partial exercise of this Option a written representation that the Shares being acquired upon such exercise are being acquired for investment and not for resale or with a view to the distribution thereof.

     13. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the grant or exercise of the Option. With respect to withholding required upon the exercise of the Option, the Participant may elect, subject to the approval of the Board of Directors of the Company, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market value on the date as of which the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and subject to any restrictions or limitations that the Board of Directors of the Company, in its sole discretion, deems appropriate.

     IN WITNESS WHEREOF, the Company and the Participant have executed and delivered this Agreement as of the day and year first written above.

                                            ATRION CORPORATION


                                            By:
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                            PARTICIPANT


                                            Name:
                                                  ------------------------------

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


                                    EXHIBIT A

                                       TO

                                OPTION AGREEMENT


         Participant:                              ___________________________

         Grant Date:                               ___________________________

         Option Price:                             $12.25





                                      Can Only Be                 Must Be
Shares Subject to Option            Exercised After           Exercised Before
------------------------            ---------------           ----------------












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


                                    EXHIBIT B

                                       TO

                                OPTION AGREEMENT



         Pursuant to Paragraph 4 hereof, record partial exercise below:


                                PARTIAL EXERCISE




                        Signature of
No. of Shares              Date of             No. of Share          Endorsing
    Exercised             Exercise              Remaining             Officer
----------------          --------             ------------          ----------



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